UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Preferred Stock Purchase Rights	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

2026 Annual Meeting of Stockholders

On August 5, 2026, the Board of Directors of Kartoon Studios, Inc. (the "Company") set October 21, 2026 as the date of the Company's 2026 Annual Meeting of Stockholders.

Because the 2026 Annual Meeting will be held more than 30 days after the anniversary of the Company's 2025 Annual Meeting of Stockholders, the deadlines previously disclosed for stockholder proposals no longer apply. Stockholders wishing to submit proposals for inclusion in the Company's proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, submit director nominations, or provide notice pursuant to Rule 14a-19 (Universal Proxy), must deliver the required materials to the Company's Corporate Secretary no later than 5:00 p.m. Pacific Time on August 16, 2026.

Because the 2026 Annual Meeting is more than 60 days after the anniversary of the Company’s 2025 Annual Meeting, in accordance with the Company’s Bylaws, as amended (the “Bylaws”), stockholders who wish to raise a proposal, other than for inclusion in the Company’s proxy materials for the 2026 Annual Meeting, or a proposed director nomination, must deliver written notice to the Corporate Secretary no later than than 5:00 p.m. Pacific Time on August 16, 2026.

Notices should be sent to:

Corporate Secretary
Kartoon Studios, Inc.
190 North Canon Drive, Floor 4
Beverly Hills, California 90210

Additional information regarding the 2026 Annual Meeting will be included in the Company's definitive proxy statement to be filed with the Securities and Exchange Commission.

Any adjournment, recess, or postponement of the 2026 Annual Meeting will not extend the foregoing deadlines.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC.

Date: August 6, 2026	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

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